Exhibit 25

______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
 __________________________

FORM T-1

Statement of Eligibility Under
The Trust Indenture Act of 1939 of a
Corporation Designated to Act as Trustee
 Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota	55101
(Address of principal executive offices)	(Zip Code)

Peter M. Brennan
U.S. Bank National Association
1555 N. River Center Drive Suite 301
Milwaukee, WI 53212
(414) 905-5003

 (Name, address and telephone number of agent for service)

Wisconsin Public Services Corporation
(Issuer with respect to the Securities)

Wisconsin	39-0715160

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 North Adams Street, Green Bay WI	54301
(Address of Principal Executive Offices)	(Zip Code)

Senior Notes
(Title of the Indenture Securities)

______________________________________________________________________________

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.

Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business.*

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4. A copy of the existing bylaws of the Trustee.*

5. A copy of each Indenture referred to in Item 4. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7. Report of Condition of the Trustee as of March 31, 2002, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Registration Number 333-67188.

NOTE

    The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 15th day of May, 2002.

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Peter M. Brennan
Peter M. Brennan
Assistant Vice President

By: /s/ Michael K. Herberger
Michael K. Herberger
Trust Officer

Exhibit 6

CONSENT

    In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 15, 2002

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Peter M. Brennan
Peter M. Brennan
Assistant Vice President

By: /s/ Michael K. Herberger
Michael K. Herberger
Trust Officer

Exhibit 7 U.S. Bank National Association Statement of Financial Condition As of 3/31/2002 ($000's)
3/31/2002
Assets
Cash and Due From Depository Institutions	$6,610,097
Federal Reserve Stock	0
Securities	24,432,814
Federal Funds	1,509,430
Loans & Lease Financing Receivables	112,081,360
Fixed Assets	1,414,464
Intangible Assets	8,269,267
Other Assets	6,637,699
Total Assets	$160,955,131

Liabilities
Deposits	$107,406,480
Fed Funds	6,981,749
Treasury Demand Notes	0
Trading Liabilities	120,375
Other Borrowed Money	18,019,329
Acceptances	185,399
Subordinated Notes and Debentures	5,104,491
Other Liabilities	3,878,626
Total Liabilities	$141,696,449

Equity
Minority Interest in Subsidiaries	$985,901
Common and Preferred Stock	18,200
Surplus	11,278,504
Undivided Profits	6,976,077
Total Equity Capital	$19,258,682

Total Liabilities and Equity Capital	$160,955,131

____________________________________________________________________________
To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By: /s/ Peter M. Brennan
Assistant Vice President

Date: July 15, 2002